UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2012

SMART BALANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Terrence Schulke has stepped down as the Company's President and Chief Operating Officer effective September 30, 2012 (the “Separation Date”). In connection with his departure, Mr. Schulke entered into a Separation and Release Agreement (the “Agreement”) with Smart Balance, Inc. (the “Company”), which generally provides Mr. Schulke with the payments and benefits to which he is entitled upon a termination without Cause (as defined therein) under his existing Separation Agreement with the Company dated as of January 1, 2012 and certain other existing agreements, including (i) a severance payment equal to $1,107,000 to be payable in a lump sum; (ii) continued health plan coverage for Mr. Schulke and his qualified family members under COBRA at active employee rates for a period up to 18 months; and (iii) accelerated vesting of the 200,000 Restricted Stock Units previously granted to him. In addition, the Company has agreed to provide Mr. Schulke with (i) an aggregate payment of $102,500 to be paid in installments through the end of the year; (ii) accelerated vesting of 75,000 of his unvested stock options (an additional 300,000 unvested stock options will be forfeited); (iii) an extended exercise period for 250,000 of his vested stock options such that the options will be exercisable through the remainder of the applicable option term (and 200,000 vested stock options were immediately forfeited as of the Separation Date); and (iv) use of the Company’s New York City apartment through July 31, 2013. Mr. Schulke will also remain eligible to receive his 2012 bonus, as well as his supplemental bonus of $30,900 that was held back from his 2011 bonus, in each case, under the Amended and Restated Smart Balance, Inc. Financial Performance Incentive Program, if and when the Company awards 2012 bonuses to active employees. In exchange for the payments and benefits described above, (i) Mr. Schulke will be party to certain non-competition restrictions that will extend through July 15, 2014, and non-solicitation restrictions that will extend generally through July 15, 2014 and through June 17, 2017 with respect to the non-solicitation of Company employees; (ii) Mr. Schulke has agreed to cooperate with the Company in the orderly transition of his job duties and to otherwise provide services to the Company, as may be requested by the Company, through the end of the year; and (iii) Mr. Schulke has agreed to execute a general release of all claims against the Company, its directors, officers, and certain other persons affiliated with the Company. The Agreement provides Mr. Schulke with a right of revocation until the eighth day following September 27, 2012. Assuming Mr. Schulke does not revoke the Agreement, the Agreement will become effective on October 5, 2012.

The foregoing description of the Separation and Release Agreement is qualified in its entirety by reference to the Separation and Release Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Effective September 15, 2012, John C. Becker was appointed as Executive Vice President and General Manager of the Company’s Smart Balance brand and Terrence J. McIntyre was appointed as Executive Vice President and General Manager of the Company’s Natural brands including Earth Balance/Glutino and Udi’s.

On October 2, 2012, the Company issued a press release, the text of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01              Exhibits.

(d)          Exhibits.

Exhibit 10.1:	Separation and Release Agreement with Terrence Schulke
Exhibit 99.1:	Press Release, dated October 2, 2012, issued by Smart Balance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 2, 2012	SMART BALANCE, INC.
(registrant)

	By:	//s/ Christine Sacco
Christine Sacco
Chief Financial Officer